Exhibit 4.3

FORM OF

WARRANT ASSUMPTION AGREEMENT

This Warrant Assumption Agreement (this “Warrant Assumption Agreement”) is entered into as of [●], 2021, by and among Foley Trasimene Acquisition Corp., a Delaware corporation (“FTAC”), Alight, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, FTAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of May 29, 2020 (the “Warrant Agreement”); and capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement (as defined below);

WHEREAS, FTAC, the Company, Tempo Holding Company, LLC, a Delaware limited liability company (“Tempo”), Acrobat SPAC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“FTAC Merger Sub”), Acrobat Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of FTAC (“Tempo Merger Sub”) and certain other parties named therein are parties to that certain Business Combination Agreement, dated as of January 25, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things, FTAC Merger Sub will merge with and into FTAC, with FTAC being the surviving corporation in the merger and becoming a subsidiary of the Company (the “FTAC Merger”);

WHEREAS, pursuant to the terms and conditions of each of the Warrant Agreement and the Business Combination Agreement, at the effective time of the FTAC Merger (the “FTAC Effective Time”), by virtue of the FTAC Merger and pursuant to the Warrant Agreement, without any action on the part of any holder of Non-Founder FTAC Warrants, each Non-Founder FTAC Warrant that is outstanding immediately prior to the FTAC Effective Time will automatically and irrevocably be modified to provide that such Non-Founder FTAC Warrant shall no longer entitle the holder thereof to purchase the amount of share(s) of FTAC Common Stock set forth therein and in substitution thereof such Non-Founder FTAC Warrant shall entitle the holder thereof to acquire such number of shares of Company Class A Common Stock per Non-Founder FTAC Warrant, subject to adjustments as provided in the Warrant Agreement, that such holder would have been entitled to receive pursuant to the terms and conditions of the Warrant Agreement if such holder had exercised his, her or its Non-Founder FTAC Warrant immediately prior to the FTAC Effective Time; and

WHEREAS, as a result of this Warrant Assumption Agreement, at the FTAC Effective Time, the Company will assume all of the obligations of FTAC with respect to each Non-Founder FTAC Warrant, each of which will, at the FTAC Effective Time, become a warrant to purchase shares of Company Class A Common Stock pursuant to the terms and conditions of the Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FTAC, the Company and the Warrant Agent hereby agree as follows:

1. Assignment and Assumption.

(a) Upon and subject to the occurrence of the FTAC Effective Time, FTAC hereby assigns, and the Company hereby assumes, the rights and obligations of FTAC under the Warrant Agreement and the Non-Founder FTAC Warrants, including the obligation to issue shares of Company Class A Common Stock upon the exercise of the Non-Founder FTAC Warrants, and the Company hereby agrees to faithfully perform, satisfy and discharge when due, the liabilities and obligations of FTAC under the Warrant Agreement and the Non-Founder FTAC Warrants. As a result of the FTAC Merger, upon and subject to the occurrence of the FTAC Effective Time, each Non-Founder FTAC Warrant will be automatically and irrevocably modified, pursuant to and in accordance with Section 4 of the Warrant Agreement, with the effect that, at the FTAC Effective Time, each Non-Founder FTAC Warrant will be exchanged for a warrant to purchase shares of Company Class A Common Stock pursuant to the terms and conditions of the Warrant Agreement.

(b) The Company acknowledges and agrees that, subject to the terms of the Warrant Agreement, the Non-Founder FTAC Warrants and this Warrant Assumption Agreement, the Warrant Agreement and the Non-Founder FTAC Warrants shall continue in full force and effect following the FTAC Effective Time and that, from and after the FTAC Effective Time, all of FTAC’s obligations thereunder shall be valid and enforceable as against the Company and shall not be impaired or limited by the execution or effectiveness of this Warrant Assumption Agreement.

(c) This Warrant Assumption Agreement is being executed and delivered pursuant and subject to the Warrant Agreement. Nothing in this Warrant Assumption Agreement shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Warrant Agreement or any other document or instrument delivered pursuant to or in connection with it.

(d) The choice of law and jurisdiction provisions set forth in the Warrant Agreement and this Warrant Assumption Agreement shall continue to govern the rights and obligations of the parties to the Warrant Agreement and this Warrant Assumption Agreement in all respects. The Company hereby waives any objection to the jurisdiction provision governing the terms of the Warrant Agreement and this Warrant Assumption Agreement.

2. Miscellaneous.

(a) Governing Law and Jurisdiction. The validity, interpretation, and performance of this Warrant Assumption Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Assumption Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. The Company hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at the address set forth below:

Alight, Inc.

4 Overlook Point

Lincolnshire, IL 60069

with a copy to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attn: Michael J. Aiello

Sachin Kohli

E-mail: michael.aiello@weil.com

sachin.kohli@weil.com

and:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Peter Martelli, P.C.; Lauren M. Colasacco, P.C.; Andrew Arons, P.C.

E-mail: peter.martelli@kirkland.com; lauren.colasacco@kirkland.com;

andrew.arons@kirkland.com

or to such other address or addresses as the parties may from time to time designate in writing.

(b) Binding Effect. This Warrant Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

(c) Entire Agreement. This Warrant Assumption Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as expressly set forth in this Warrant Assumption Agreement, provisions of the Warrant Agreement which are not inconsistent with this Warrant Assumption Agreement shall remain in full force and effect. This Warrant Assumption Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d) Severability. This Warrant Assumption Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Assumption Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Assumption Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e) Amendment. This Warrant Assumption Agreement may not be amended, except by an instrument in writing signed by each party hereto.

(f) Termination. If the Business Combination Agreement is terminated in accordance with its terms before the FTAC Effective Time, this Warrant Assumption Agreement shall immediately terminate and cease to have any force or effect, without any liability on the part of any party hereto, as if this Warrant Assumption Agreement had not been executed and delivered.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Assumption Agreement as of the date first written above.

ALIGHT, INC.

By:
Name:
Title:

FOLEY TRASIMENE ACQUISITION CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Warrant Assumption Agreement]